EXHIBIT 10.2

FIRST AMENDMENT TO INTEREST PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO INTEREST PURCHASE AGREEMENT (this “Amendment”), dated May 25, 2007, is by and among Lithotripters, Inc., a North Carolina corporation (“Buyer”), HealthTronics, Inc., a Georgia corporation (“HTRN”), and David Arsht, D.O. (“Arsht”), P. Kenneth Brownstein, M.D. (“Brownstein”), Larry E. Goldstein, M.D. (“Goldstein”) and Michael Dernoga (“Dernoga”).

RECITALS

         A. Buyer, HTRN, Arsht, Brownstein, Goldstein and Dernoga are parties to that certain Interest Purchase Agreement, dated February 13, 2007 (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions thereof, Buyer has agreed to purchase all of the limited partner interests owned by Arsht, Brownstein, Goldstein and Dernoga in Keystone Mobile Partners, L.P., a Pennsylvania limited partnership.

         B. Pursuant to Section 12.8 of the Purchase Agreement, the parties thereto may amend or modify the Purchase Agreement by an instrument in writing signed by the parties thereto.

         C. Buyer, HTRN, Arsht, Brownstein, Goldstein and Dernoga desire to amend the Purchase Agreement in certain respects, all in accordance with the terms set forth in this Amendment.

         D. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

AGREEMENT

         NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Amendment, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

         1. The phrase “to be effective as of January 1, 2007 (the “Effective Date”)” as set forth in the preamble of the Purchase Agreement is hereby deleted.

         2. Section 5.3(b) of the Purchase Agreement is hereby amended and restated in its entirety, as follows:

    “(c)        Partnership Allocations. Pursuant to Article 8 hereof, the results of operations of the Partnership allocable to the Interests (i) for all periods through the day before the Effective Date shall be for the account of Sellers and (ii) for the period beginning on the Effective Date through the Closing Date shall be for the account of Buyer. Notwithstanding the foregoing, Buyer shall pay or shall cause the Partnership to distribute to Sellers an amount equal to (i) any federal, state, and local tax liabilities of Sellers for the period commencing on the Effective Date and ending on the day before the Closing Date in respect of any net income, revenue or property of the Partnership allocable to the Interests and Sellers for such period (“Seller Partnership Straddle Taxes”), less any amounts distributed to Sellers in respect of the Interests with respect to such period, and (ii) the 2007 net income of the Partnership allocable to such Interests during the period from January 1, 2007 to the day before the Effective Date, less any amounts previously distributed to Seller in respect of the Interests during 2007, which distribution shall be treated by the parties as additional purchase price hereunder, such distribution to be made on the date on which the Partnership files its 2007 federal income tax return. All parties agree to file their federal, state and local Tax Returns in a manner consistent with such determination. The amount of Seller Partnership Straddle Taxes shall be determined by Sellers by multiplying Sellers’ share of such Partnership income for such period (determined using the Days Over Days Method) by the highest marginal federal, state and local income tax rates paid by individual residents of Pennsylvania.”

         3. Article 8 of the Purchase Agreement is hereby amended and restated in its entirety, as follows:

     “The consummation of the Transactions (the “Closing”) shall take place on the second business day following the satisfaction or waiver of the closing conditions set forth in Article 6 and Article 7 above (the “Closing Date”) at the offices of Cozen O’Connor in Philadelphia, Pennsylvania, at 10:00 a.m. (eastern standard time), or at such other date, time or place as the Parties may agree. The Parties agree that the transactions pursuant to this Agreement shall be deemed to have occurred as of the forty-fifth (45th) calendar day prior to the Closing Date (the “Effective Date”). For illustrative purposes only, if the Closing Date were May 16, 2007, then the Effective Date would be April 1, 2007.”

         4. Except as herein specifically provided otherwise, all terms and conditions of the Purchase Agreement shall remain in full force and effect and be unaffected hereby. In the event of a conflict between the terms of this Amendment and the Purchase Agreement, this Amendment shall be controlling.

         5. This Amendment and the rights and duties hereunder shall be binding upon and inure to the benefit of the parties hereto and the successors and permitted assigns of each of the parties to this Amendment.

         6. If any provision of this Amendment or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Amendment which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

         7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument. No amendment, modification, waiver, replacement, termination or cancellation of any provisions of this Amendment will be valid, unless the same is in writing and signed by all Parties.

[Signature pages follow]

SIGNATURE PAGES
TO
AMENDMENT

        IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date stated in the introductory paragraph of this Amendment.

BUYER:

Lithotripters, Inc.

By: /s/ James S.B. Whittenburg______________________________
Name: James S.B. Whittenburg
Title: Vice President
Address: 1301 Capital of Texas Highway
                  Suite 200B
                 Austin, Texas 78746

HEALTHTRONICS, INC.

By: /s/ James S.B. Whittenburg______________________________
Name: James S.B. Whittenburg
Title: President-Urology Services
Address: 1301 Capital of Texas Highway
                  Suite 200B
                 Austin, Texas 78746

SELLERS:

By: /s/ David Arsht, D.O._______________________________________
Name:  David Arsht, D.O.
Address: 285 Highview Drive
                  Radnor, PA 19087

By: /s/ P Kenneth Brownstein, M.D.________________________________
Name:  P. Kenneth Brownstein, M.D.
Address: 645 N. Mt. Pleasant Rd
                  Philadelphia, PA 19119

By: /s/ Larry E. Goldstein, M.D.___________________________________
Name:   Larry E. Goldstein, M.D.
Address: 285 Highview Drive
                  Wynnewood, PA 19096

By: /s/ Michael Dernoga_________________________________________
Name:  Michael Dernoga
Address: 11 Liz Beth Lane
                  Berwyn, PA 19312